EXHIBIT E

Montevideo, May 3, 2007

República Oriental del Uruguay

c/o Banco Central del Uruguay

C. Correo 1467

11100 Montevideo

Uruguay

Ladies and Gentlemen:

I have acted as Legal Counsel to the Ministry of Economy and Finance of República Oriental del Uruguay (the “Republic”) in connection with the preparation and filing by the Republic with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”) of registration statement No. 333-134515, as amended, and a registration statement pursuant to Rule 462(b) under the Securities Act filed on the date hereof (the “May 2007 Rule 462(b) Registration Statement” and, together with registration statement No. 333-134515, the “Registration Statements”) pursuant to which the Republic proposes to issue and sell from time to time up to US$1,053,862,170 aggregate principal amount of its debt securities (the “Debt Securities”) and/or warrants to purchase Debt Securities.

In arriving at the opinions expressed below, I have reviewed the following:

(i)	the Registration Statements;
(ii)

the Indenture dated May 29, 2003 among the Republic, Banco Central del Uruguay (“Banco Central”), as financial agent of the Republic, and The Bank of New York, as trustee (the “Indenture”), incorporated by reference as an exhibit to the Registration Statements;

(iii)	the forms of the Debt Securities included as exhibits to the Indenture;
(iv)

all relevant provisions of the Constitution of the Republic and all relevant laws and orders of each of the Republic and Banco Central, under which the issuance of the Debt Securities has been authorized (English translations of which are attached as exhibits hereto), including, but not limited to:

1)	the Constitution of the Republic, in particular Articles 85(6) and 196;
2)	Law 16,696 dated March 30, 1995, in particular Articles 3(b), 7(c) and 50;
3)	Law 17,947 dated January 8th, 2006; and

(v)	All such other documents, instruments and rules as I have deemed necessary as a basis for the opinion hereinafter expressed.

It is my opinion that under and with respect to the present laws of the Republic, the Debt Securities, when executed and delivered by the Republic, authenticated pursuant to the Indenture and delivered as contemplated by the Registration Statements, will constitute valid and legally binding obligations of the Republic; provided that each series of Debt Securities shall require the promulgation of a Decree by the Executive Power of the Republic specifically authorizing the issuance of such Debt Securities and setting forth the terms thereof, including the maximum aggregate principal amount of such Debt Securities, which must comply with limits established by applicable law.

I hereby consent to the filing of this opinion as an exhibit to the May 2007 Rule 462(b) Registration Statement. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Enrique Guerra

Dr. Enrique Guerra
Counsel of the Ministry of Economy and Finance of
República Oriental del Uruguay

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